                              CONSULTING AGREEMENT

            This Agreement is made as of this 21st day of July, 2000, by and among JagNotes.com Inc., a corporation duly organized and existing under the laws of the State of Nevada with offices at 1415 Wyckoff Road, 2nd Floor, Farmingdale, New Jersey, 07727 (the "Company") and The May Davis Group, Inc., a corporation organized and existing under the laws of the State of Maryland with offices at 1 World Trade Center, New York, New York 10048 (the "Consultant").

            WHEREAS, the Company owns and operates Internet financial web sites and is publicly traded on the Nasdaq OTC Bulletin Board under the symbol "JNOT"; and

            WHEREAS, the Consultant is a broker/dealer, duly licensed by the NASD, and is experienced in providing investment banking advice to publicly traded companies; and

            WHEREAS, the Company wishes to retain the services of the Consultant on the following terms and conditions.

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1. The Company hereby retains the services of the Consultant for a period of six months from the date hereof. The Consultant shall receive, as a fee for the Consulting Services (as that term is defined herein) rendered hereunder, five-year stock purchase warrants (the "Warrants"), in the form attached hereto as Exhibit A, to acquire an aggregate of 1,250,000 shares of common stock, par value $0.00001 per share of the Company (the "Warrant Shares"). The Warrants shall be issued to the Consultant and/or one or more designees of the Consultant, and shall be exercisable at a price of $2.00 per share. The Consultants shall have the right to demand that the Company register the Warrant Shares on a Registration Statement on Form SB-2 to be filed with the U.S. Securities and Exchange Commission within 45 calendar days of the date hereof.

            2. The Consultant shall provide, or has provided, the following services to the Company: (i) introduction to the Company of potential private investors, (ii) introduction to the Company of U.S. or foreign broker-dealers or investment funds willing to do equity credit line, convertible securities or other investment transactions, (iii) utilization of their best efforts to increase the number of market makers in the Company's stock, (iv) introduction to the Company of other business ventures (publicly and/or privately held) for the purpose of potential strategic merger, acquisition and/or investment transactions and (v) general investment banking advice. The services referred to in this paragraph shall be known as the "Consulting Services." The Company hereby acknowledges that adequate services have been rendered by the Consultant to the Company for the Warrants being issued hereunder.

            3. The Consultants shall be independent contractors and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude the Consultant, or any officer, director, agent, assistant, affiliate or employee of the Consultant, from engaging in any activity whatsoever, including, without limitation, receiving compensation for managing investments, or acting as an advisor, broker, or dealer, to or participant in any corporation, partnership, trust or other business entity or from receiving compensation or profit therefore.

            4. This Agreement shall be binding upon the Company and the Consultant and each of their successors and assigns.

            5. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any

Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

            6. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

            7. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

            8. This Agreement and its enforcement shall be governed by the laws of the State of New York applicable to contracts to be performed therein, without giving effect to the conflict of law principles thereof.

            9. This Agreement contains the entire agreement between the parties with respect to the services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the parties.

            10. The Consultant hereby assigns the Warrants to purchase 1,150,000 shares of common stock of the Company, such that the Warrants shall be held by the persons and in the amounts set forth in Schedule A hereto.

            IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.



                                          JagNotes.com Inc.


                                          By: /s/ Stephen Schoepfer
                                             --------------------------
                                             Name:  Stephen Schoepfer
                                             Title: Chief Operating Officer


                                          The May Davis Group, Inc.

                                          By: /s/ Michael Jacobs
                                             --------------------------
                                             Name:  Michael Jacobs
                                             Title: Managing Director

                                   SCHEDULE A


Name of Consultant              Warrant Shares     Exercise Price       Expiration Date
------------------              --------------     --------------       ---------------
The May Davis Group, Inc.       100,000            $2.00                July 21, 2005
Robert Farrell                  230,000            $2.00                July 21, 2005
Mark A. Angelo                  230,000            $2.00                July 21, 2005
C. Max Rockwell                 230,000            $2.00                July 21, 2005
Joseph Donohue                  230,000            $2.00                July 21, 2005
Hunter S. Singer                230,000            $2.00                July 21, 2005

                                                                  EXHIBIT A

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION. THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                JAGNOTES.COM INC.
                                -----------------

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.: ________                      Number of Shares Issuable: __________
Date of Issuance: July 21, 2000

      JagNotes.com Inc., a Nevada corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, The May Davis Group, Inc., the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 P.M. Eastern Standard Time on the Expiration Date (as defined herein) _______________ (__________) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the Warrant Exercise Price per share provided in Section l(b) below;

      Section 1.

      (a) Letter Agreement. This Warrant is one of the warrants (the "Warrants") issued pursuant to the terms of a Consulting Agreement, by and among the Company and The May Davis Group, Inc. dated July 21, 2000.

      (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:


      (i) "Common Stock" means (i) the Company's common stock, no par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

      (ii) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

      (iii) "Expiration Date" means the date five (5) years from the date of the issuance of the Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York (a "Holiday"), the next preceding date that is not a Holiday.

      (iv) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

      (v) "Other Securities" means other Warrants.

      (vi) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

      (vii) "Principal Market" means the Nasdaq Bulletin Board System, Nasdaq Small-Cap Market, or American Stock Exchange.

      (viii) "Securities Act" means the Securities Act of 1933, as amended.

      (ix) "Warrant" shall mean this warrant and all warrants issued in exchange, transfer or replacement of any thereof.

      (x) "Warrant Exercise Price" shall be equal to $ 2.00, subject to adjustment as hereinafter provided.

      (b) Other Definitional Provisions.

            (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

            (ii) When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

            (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

      Section 2. Exercise of Warrant.

      (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day or after the opening of business on the date hereof and prior to 11:59 P.M. Eastern Standard Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, or (B) by notifying the Company that it should subtract from the number of Warrant Shares issuable to the holder upon such exercise an amount of Warrant Shares having a last reported sale price (as reported by Bloomberg) or fair market value on the date immediately preceding the date of the subscription notice equal to the Aggregate Exercise Price of the Warrant Shares for which this warrant is being exercised (a "Cashless Exercise"), and (iii) the surrender of this Warrant, to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, or destruction); provided that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable after such rights shall have been so exercised, and in any event no later than five (5) business days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) (A) above or notification to the Company of a Cashless Exercise referred to in clause (ii) (B) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the Average Market Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within five (5) business days of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or Average Market Price or arithmetic calculation of the Warrant Shares within five (5) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Average Market Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the

Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error and the Company shall be liable for the costs and expenses related to such determination or calculation.

      (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in any event no later than five (5) business days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the holder thereof shall be deemed for all corporate purposes to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open. Upon presentation of a duly executed Subscription Form in the Form of Exhibit A to this Warrant, the holder shall be entitled to exercise this Warrant in whole or in part, if the holder shall have previously exercised and surrendered this Warrant and the Company shall not have issued a new Warrant representing the number of shares issuable following such prior exercise.

      (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

      (d) If the Company shall fail for any reason or for no reason to issue to holder on a timely basis as described under this Section 2, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this, the Company shall, in addition to any other remedies under this Agreement or otherwise available to such holder pay as additional damages in cash to such holder for each day such issuance is not timely effected an amount equal to .25% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled, and (B) the sum derived by subtracting (1) the Warrant exercise price then in effect, from (2) the closing bid price of the Common Stock on the last possible date which the Company could have issued Common Stock, as the case may be, to the holder without violating this Section 2.

      (e) The Company shall not effect any exercise of any Warrant and no holder of any Warrant shall have the right to exercise any Warrant pursuant to Section 2 to the extent that after giving to such exercise such person (together with such Persons affiliates) (A) would beneficially owned in excess of 4.9% of the outstanding shares of Common Stock following such conversion and (B) would have acquired, through exercise of any Warrant or otherwise, in excess of 4.9% of the outstanding shares of the Common Stock following such exercise during the 60-day period ending on and including such exercise date; provided, that the holder of any Warrant shall have the right to exercise such Warrant regardless of the percent of outstanding shares of Common Stock such holder would own following the exercise thereof if the holder exercises the Warrant within 60 days prior to the Expiration Date. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a person and its affiliates or acquired by a person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon
(i) exercise of the remaining, non exercisable Warrants beneficially owned by such person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to limitation on conversion or exercise analogous to the limit contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this section 2(e), beneficial ownership shall be calculated in accordance with Section 13 (d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Exercise Notice shall constitute a representation by the holder submitting such Exercise Notice that, after giving effect to such Exercise Notice (A) the holder will not beneficially own (as determined in accordance with this Section 2(e)) and (B) during the 60-day period ending on and including such exercise date, the holder will not have acquired, through exercise of any Warrant or otherwise, a number of shares of Common Stock in excess of 4.9% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, or more recent public release or other public notice by the Company setting forth the number of Shares of Common Stock outstanding, but after giving effect to exercise of any Warrant by such holder since the date as of which such numbers of outstanding shares of the Common Stock was reported.

      Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

      (a)  This Warrant is, duly authorized and validly issued.

      (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

      (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

      (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, or over-the-counter-bulletin board upon which shares of Common Stock are then listed or quoted (subject to official notice of the over-the-counter bulletin board of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list or obtain quotation on each such national securities exchange, automated quotation system or over-the-counter bulletin board, as the case may be, and shall maintain such listing in quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange, automated quotation system or over-the-counter bulletin board.

      (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

      (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

      (g) If at any time the Company proposes to file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than on Form S-4 or Form S-8 (or their equivalents at such time relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to the Holder's written notice of the Company's intention to file a registration statement and of the holder's rights under this section and, if within five (5) days after receipt of such notice, the holder hereof shall so request in writing, the Company shall include in such registration statement all or any part of the Common Stock underlying this Warrant the holder requests to be registered. If a registration pursuant this section is to be an underwritten public offering and the managing underwriters advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Company common stock which may be included in the registration statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration : (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities requested to be registered by the holder hereof and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

      Section 4. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

      Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant.

      In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

      Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents (and any assignor shall represent) that it is acquiring this Warrant and the Warrant Shares for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution hereof, and not with any present intention of distributing any of the same. The holder of this Warrant further represents (and any assignor shall represent), by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States Federal or state securities laws.

      Section 7. Ownership and Transfer.

      (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permissible transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

      (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall subject to the conditions set forth in Section 6 above and Section 7(c) below.

      (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. Any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and neither the Company nor any other person is under any obligation to register the Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as set forth in
Section 7(d) below.

      (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Consulting Agreement, dated as of July 21, 2000, by and between the Company and The May Davis Group, Inc. (the "Consulting Agreement") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Consulting Agreement.

      Section 8. Indemnification.

         (a) (i) Indemnification by the Company. The Company agrees to indemnify and hold harmless the registered holder hereof, its partners, affiliates, officers, directors, employees, counsel and duly authorized agents, and each Person or entity, if any, who controls the holder within the meaning of Section 15 of the Securities Act, or Section 20 of the Securities Exchange Act of 1934, as amended, together with the partners, affiliates, officers, directors, employees, counsel and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the registered holder, its partners, affiliates, officers, directors, employees and duly authorized agents, and any Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus relating to the Warrant Shares or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the registered holder which is specifically intended by the registered holder for use in the preparation of any such registration statement, preliminary prospectus or prospectus, and shall reimburse the registered holder, its partners, affiliates, officers, directors, employees, counsel and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Registered holder, its partners, affiliates, officers, directors, employees, counsel and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the registered holder to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the registered holder failed to send or deliver a copy of the final prospectus delivered by the Company to the registered holder with or prior to the delivery of written confirmation of the sale by the registered holder to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

                   (ii) Indemnification by the Holder. The registered holder hereof agrees to indemnify and hold harmless the Company, its affiliates, officers, directors, employees, counsel and duly authorized agents, and each Controlling Persons of the Company, from and against any and all Damages, joint or several, and any action or proceeding in respect thereof to which the registered holder, its partners, affiliates, officers, directors, employees, counsel and duly authorized agents, and any such Controlling Person, may become subject under the Securities Act or otherwise, as incurred; insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus relating to the Warrant Shares or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, but only to the extent that any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the registered holder of this Warrant which is specifically intended by the registered holder for use in the preparation of any such registration statement, preliminary prospectus or prospectus, and shall reimburse the Company, its partners, affiliates, officers, directors, employees, counsel and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the registered holder hereof, its partners, affiliates, officers, directors, employees, counsel and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings.

          (b) Conduct of Indemnification Proceedings. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to
Section 8(a) (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 8(b) and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, the indemnification provided for in Section 8(a) shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under Section 8(a). If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Indemnifying Party and the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity is sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

          (c) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this
Section 8 shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

          (d) Contribution. If the indemnification and reimbursement obligations provided for in any section of this Section 8 is unavailable or insufficient to hold harmless the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the registered holder hereof on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the registered holder in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the registered holder hereof on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the registered holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, the registered holder hereof shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Warrant Shares of the registered holder were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the registered holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      Section 9. Adjustment of Warrant Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Warrant Exercise Price shall be adjusted from time to time as follows:

      (a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant, subdivides (by any stock split, stock dividend, re-capitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

      (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any re-capitalization, reorganization reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as in "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure that, upon the consummation of such Organic Change, each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of the Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of the Warrants had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 9(b) will thereafter be applicable to the Warrants.

      (c) Notices.

            (i) Immediately upon any adjustment of the Warrant Exercise Price pursuant to this Section 9, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (ii) The Company will give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, except that in no event shall such notice be provided to such holder prior to such information being made known to the public.

           (iii) The Company will also give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

      Section 10. (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      Section 11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

      Section 12. Notice. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

            If to the Company:      JagNotes.com Inc.
                                    1415 Wyckoff Road 2nd Floor
                                    Farmingdale, NJ  07727
                                    Attention: Steve Schoepfer, Chief Operating
                                    Officer

                                    Telephone: (732) 919-0078
                                    Facsimile: (732) 919-7419

            With a copy to:         Morgan, Lewis and Bockius LLP
                                    101 Park Avenue
                                    New York, NY 10178
                                    Attention: W. Preston Tollinger, Esq.
                                               Kenneth Regensburg, Esq.
                                    Telephone: (212) 309-6000
                                    Facsimile: (212) 309-6273

      If to a holder of this Warrant, to it at the address set forth below such holder's signature on the signature page hereof. Each party shall provide five
(5) days' prior written notice to the other party of any change in address or facsimile number.

      Section 13. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the Company or holder.

      Section 14. Date. The date of this Warrant is July 21, 2000. This
Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

      Section 15. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omitted to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding, provided that no such action may increase the Warrant Exercise Price of the Warrants or decrease the number of shares or class of stock obtainable upon exercise of any warrants with out the written consent of the holder of such warrant.

      Section 16. Descriptive Headings; Governing Law. The descriptive headings of the several sections of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of New York, without giving effect to any choice of law or conflict of law provision .

      This Warrant has been duly executed by the Company as of the date first set forth above.

                                    JAGNOTES.COM  INC.

                                    By:
                                       ---------------------------------
                                    Name:  Steve Schoepfer
                                    Title: Chief Operating Officer

[HOLDER]

By:
      ---------------------------------
Name:
      ---------------------------------
Title:
      ---------------------------------
Address:
        -------------------------------

---------------------------------------

---------------------------------------

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION

      (Complete and sign only exercise of the Warrant in whole or in part.)

TO:   JagNotes.com Inc.

      The undersigned, the holder of the attached Warrant to which this Form of Subscription applies, hereby irrevocably elects to exercise the purchase rights represented by such warrant for and to purchase thereunder _______ shares of Common Stock, par value $0.00001 per share (the "Shares"), from JagNotes.com Inc., (or such other securities issuable pursuant to the terms of the Warrant) and either: (i) herewith makes payment of $_______ therefor in cash or by certified or official bank check or (ii) elects to make payment upon a cashless basis pursuant to Section 2 (a)(ii)(B) of the Warrant and hereby exercises ______ Warrants and the Average Market Price Per Share for purposes hereof is $_______. The undersigned hereby requests that the certificate(s) representing such securities be issued in the name(s) and delivered the address(es) as follows:

Name:
                        ----------------------------------------------
Address:
                        ----------------------------------------------
Social Security Number:
                        ----------------------------------------------
Deliver to:
                        ----------------------------------------------
Address:
                        ----------------------------------------------

      This the foregoing subscription evidences an exercise of the Warrant to purchase fewer than all of the Shares (or other securities issuable pursuant to the terms of the Warrant) to which the undersigned is entitled under such warrant, please issue a new warrant, of like tenor, relating to the remaining portion of the securities issuable upon exercise of such warrant (or other securities issuable pursuant to the terms of such warrant) in the name(s), and deliver the same to the address(es), as follow:

Name:
                        ----------------------------------------------
Address:
                        ----------------------------------------------

                        ----------------------------------------------
Dated:
                        ----------------------------------------------


-----------------------------        ---------------------------------
(Name of Holder)                     (Social Security or Taxpayer Identification
                                     Number of Holder, if applicable)

-----------------------------
(Signature of Holder or Authorized
Signatory)

Signature Guaranteed:
                     --------------------------------------

                                    EXHIBIT B

                              FORM OF WARRANT POWER

      FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ____________________________________________ Federal Identification No.______, a
warrant to purchase shares of the capital stock of JagNotes.com Inc., a Nevada corporation, represented by warrant certificate No._________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ____________________________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: _______________________

                                    By:
                                         -----------------------------
                                    Its:
                                         -----------------------------